UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2003

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO 80111

                    (Address of principal executive offices)                     (Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Item 7. Financial Statements and Exhibits.

(c) Exhibit

99.1	Press release of CSG Systems International, Inc. dated October 28, 2003.

Item 12. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 12 (Results of Operations and Financial Condition). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 28, 2003, CSG Systems International, Inc. (“CSG”) issued a press release relating to the results of its operations for the three months ended September 30, 2003. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and hereby incorporated by reference.

On October 7, 2003, CSG received a ruling in the arbitration between CSG and AT&T Broadband, now Comcast. The arbitration ruling included an award of $119.6 million to be paid by CSG to Comcast, which CSG recorded in the quarter ended September 30, 2003 as a charge to revenue. The arbitration ruling is discussed in greater detail in a press release and Form 8-K dated October 8, 2003. CSG reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”). To provide for additional comparison of CSG’s current results of operations with prior periods, and with its previously communicated third quarter financial guidance, CSG has adjusted out the impact of the arbitration charge (“Adjusted” results). Revenue, operating income, net income, and segment results on an Adjusted basis have been computed by excluding the impact of the arbitration charge and using CSG’s estimated normalized overall income tax rate of 38%. CSG believes that disclosures using Adjusted results enhance the understanding of CSG’s “core” operating performance. Management reviews both GAAP and Adjusted financial measures in evaluating CSG’s performance, and certain of the CSG’s internal financial management targets are established using Adjusted results. Adjusted results are non-GAAP financial measures and should be viewed in addition to, and not in lieu of, CSG’s GAAP results. Reconciliations of CSG’s GAAP results to Adjusted results for revenues, operating income, net income, and segment results are provided in the attached press release.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSG SYSTEMS INTERNATIONAL,INC.

Date: October 28, 2003	By:	/s/ Randy Wiese
Randy Wiese, Principal Accounting Officer

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CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1	Press release of CSG Systems International, Inc. dated October 28, 2003.

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